Exhibit 99.1

FOR IMMEDIATE RELEASE

ACUSPHERE ISSUES MID-YEAR UPDATE AND OUTLINES

CORPORATE MILESTONES

Watertown, MA, June 25, 2007 - Acusphere, Inc. (NASDAQ: ACUS) today provided a mid-year update on product development and business status.

Acusphere also announced today that Senior Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Secretary, John F. Thero, will leave the Company to pursue other interests, effective June 30, 2007. Frederick Ahlholm, Acusphere’s Vice President of Finance, will serve as interim principal financial officer. Mr. Ahlholm joined Acusphere in 2005 as Vice President Finance before which he held senior finance roles with various public and private companies. He is a certified public accountant and holds a B.B.A. in Accounting from the University of Notre Dame. The Company expects to enter into a consulting agreement with Mr. Thero, under which he will provide transitional support services to the Company in order to facilitate an orderly transition of his duties.

“We thank John for his many contributions to Acusphere over the past four years during which time we completed our initial public offering and raised the capital necessary to generate positive results in the pivotal clinical trials for our lead product, Imagify™ (perflubutane polymer microspheres injectable suspension) and build a state-of-the-art manufacturing facility,” said Sherri C. Oberg, President and Chief Executive Officer of Acusphere. “We have the resources on-hand to aggressively pursue our plans. We have a track record of successfully attracting talented executives to the Acusphere senior team and have initiated a search for a new CFO with the appropriate experience to support our planned future growth.”

Clinical Highlights at ASE
Numerous posters were presented on Contrast Perfusion Stress Echocardiography by investigators affiliated with the Imagify clinical trials at the recent annual meeting of the

American Society of Echocardiography (ASE). Acusphere also sponsored a symposium to a full audience of over 300 attendees titled “Update on Stress Perfusion Imaging” where prominent speakers such as Drs. Thomas Porter, Roxy Senior, Harald Becher and others provided lectures on the importance of perfusion imaging which included information related to the Company’s recently completed clinical trials for Imagify.

Commercial Manufacturing Facility Update
The Company has completed an important validation milestone in connection with qualifying its commercial manufacturing facility. The milestone achieved was the successful performance qualification of the required steam-in-place (SIP) process. Completion of this milestone helps ensure that the Company will be ready to begin aseptic validation of the manufacturing facility in Q3 2007, the completion of which is required for the Imagify New Drug Application (NDA).   SIP is a method used in the pharmaceutical industry to sterilize manufacturing process equipment and piping between production runs without exposing the equipment.

 “We are very pleased to have this SIP milestone completed and thank our dedicated manufacturing, engineering and quality teams for their diligence and commitment to excellence,” stated Sherri C. Oberg, President and CEO of Acusphere. “This progress, together with the proceeds from our recent financing, allows us to continue to move aggressively forward on our planned operations.”

Corporate Milestones
The Company indicated that its recent financing provides the capital to continue working towards the following upcoming milestones:

•	Begin aseptic validation of commercial manufacturing facility	Q3, ‘07
•	New product development program announcement	Q3, ‘07
•	ACCESS clinical trial results	Q3, ‘07
•	Complete aseptic validation	Q4, ‘07
•	NDA submission of Imagify	Q4, ‘07
•	NDA acceptance of filing (subject to regulatory agency review)	Q1, ‘08

•	PACE clinical trial results	Q2, ‘08

About Acusphere, Inc.

Acusphere (NASDAQ: ACUS) is a specialty pharmaceutical company that develops new drugs and improved formulations of existing drugs using its proprietary microsphere technology. We are focused on developing proprietary drugs that can offer significant benefits such as improved safety and efficacy, increased patient compliance, greater ease of use, expanded indications or reduced cost. Our lead product candidate, Imagify™ (perflubutane polymer microspheres) injectable suspension, is a cardiovascular drug for the detection of coronary artery disease, the leading cause of death in the United States. In May 2007 we announced the results of our Phase 3 clinical program for Imagify. We are currently working towards submitting an NDA (New Drug Application) for Imagify. Imagify is designed to enable ultrasound to compete more effectively with nuclear stress testing, the leading procedure for detecting coronary artery disease. It is estimated that over 10 million procedures are done each year in the U.S. to detect coronary artery disease, the leading cause of death in the United States. The Company estimates that the potential annual U.S. market opportunity for Imagify exceeds $2 billion. Imagify and the Company’s other product candidates were created using proprietary technology that enables Acusphere to control the porosity and size of nanoparticles and microspheres in a versatile manner that allows them to be customized to address the delivery needs of a variety of drugs. For more information about Acusphere visit the Company’s web site at www.acusphere.com. “Acusphere” and “Imagify” are trademarks of Acusphere, Inc.

Forward-looking Statements

The above press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, including statements regarding the successful completion and qualification of the Company’s manufacturing capability, the ability for the Company to initiate and complete additional Imagify marketing trials, the ability to attract and retain senior leadership, and the timing and ability of the Company to file a New Drug Application (NDA) with the FDA.  There can be no assurance that the FDA will accept the Company’s NDA for Imagify or that Imagify will be approved for the indication the Company is seeking, or at all.  The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including anticipated operating losses and existing capital obligations, uncertainties associated with research, development, testing and related regulatory approvals, including uncertainties regarding regulatory evaluation of the Company’s statistical analysis plan and clinical trial results and uncertainties regarding the potential affects of not achieving clinical endpoints, limited time to date for the Company to review the details of the clinical trial results, future capital needs and uncertainty of additional financing, uncertainties regarding the cost, timing and ultimate success of the qualification of the Company’s commercial manufacturing facility in accordance with applicable regulatory requirements, complex manufacturing, high quality requirements, lack of commercial manufacturing experience, dependence on third-party manufacturers, suppliers and collaborators, uncertainties associated with intellectual property, competition, loss of key personnel, uncertainties associated with market acceptance and adequacy of reimbursement, technological change and government regulation, and other risks and challenges detailed in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events.

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Contact: Stephen Schultz Acusphere, Inc. Director, Corporate Communications (617) 648-8800	Investors: Tel: (617) 925-3444 Email: IR@acusphere.com Media: (617) 648-8800